Exhibit 23.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428

10 Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

Sharing Economy International Inc.
No. 85 Castle Peak Road,

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 of Sharing Economy International Inc. of our report dated April 16, 2021, relating to our audit of the consolidated financial statements of Sharing Economy International Inc. and its subsidiaries for the years ended December 31, 2020 and 2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ Audit Alliance LLP

Audit Alliance LLP
Singapore
December 30, 2022

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903